UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2023, Parts iD, Inc., a Delaware corporation (the “Company”) received a letter (the “Deficiency Letter”) from the staff of the NYSE American (the “Exchange”) indicating that the Company does not meet certain of the Exchange’s continued listing standards as set forth in Section 1003(a)(i) and (ii) of the Exchange Company Guide in that the Company has stockholders’ equity of less than $2,000,000 and have incurred losses from continuing operations and/or net losses during two out of three of the Company’s most recent fiscal years, and that the Company has stockholders’ equity of less than $4,000,000 and have incurred losses from continuing operations and/or net losses during three out of four of the Company’s most recent fiscal years. Pursuant to Section 1009 of the Exchange Company Guide and as provided in the Deficiency Letter, the Company may provide the Exchange staff with a plan (the “Plan”) by June 22, 2023 advising the Exchange staff of actions the Company has taken and will take that would bring the Company into compliance with the Exchange’s continued listing standards by November 23, 2024. The Company intends to submit a Plan by the June 22, 2023 deadline.

There is no assurance that the Exchange staff will accept the Plan. If the Exchange staff accepts the Plan, the Exchange staff will review the Company’s compliance with the Plan on a quarterly basis and if the Company does not show progress consistent with the Plan or is not in compliance with the Exchange’s continued listing standards by November 23, 2024, the Exchange will commence delisting procedures. If the Company does not submit the Plan or if the Exchange staff does not accept the Plan, the Exchange staff will promptly initiate delisting proceedings.

The Company is committed to undertaking a transaction or transactions in the future to achieve compliance with the Exchange’s requirements. There can be no assurance that the Company will be able to achieve compliance with the Exchange’s continued listing standards within the required time frame.

The Deficiency Letter has no immediate impact on the listing of the Company’s shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), which will continue to be listed and traded on the Exchange during this period, subject to the Company’s compliance with the other listing requirements of the Exchange. The Common Stock will continue to trade under the symbol “ID”, but will have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance”. The Deficiency Letter does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

If the Common Stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s Common Stock; (ii) reducing the number of investors willing to hold or acquire the Common Stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: May 26, 2023	By:	/s/ Lev Peker
		Name:	Lev Peker
		Title:	Chief Executive Officer

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